[EG&G LOGO]
                                                MURRAY GROSS
                                                SENIOR VICE PRESIDENT &
                                                GENERAL COUNSEL


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EG&G, INC.
                                                45 WILLIAM STREET
                                                WELLESLEY, MA 02181-4078 U.S.A.
                                                PHONE: (781) 237-6100
                                                FAX: (781) 431-4115
                                                EMAIL: mgram@egainc.com


                                    EXHIBIT 5

                        OPINION OF MURRAY GROSS, ESQUIRE


                                August 17, 1998


EG&G, Inc.
45 William Street
Wellesley, MA  02481


Ladies & Gentlemen:

     I have been requested to furnish you my opinion as to certain matters in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement"), which Registration Statement is to be filed with the Securities and Exchange Commission on or about August 17, 1998, relating to the registration of 2,500,000 shares (the "Shares") of the Common Stock, $1 Par Value, of EG&G, Inc. (the "Company"), issuable pursuant to the 1998 Employee Stock Purchase Plan (the "Plan").

     I have been associated with the Company for 27 years, and during that time I have served as an Attorney, Assistant General Counsel, and since April 24, 1990, as General Counsel of EG&G, Inc. I have examined the Restated Articles of Organization of the Company and all amendments thereto on file in the office of the Secretary of the Commonwealth of Massachusetts, the amended By-Laws of the Company, all resolutions adopted by the directors of the Company relating to the Plan, the aforesaid Registration Statement and Plan, and such other documents as I deem material for the purposes of this opinion.

     Based upon the foregoing, I am of the opinion that the Shares have been duly authorized for issuance under the Plan, and the Shares, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.


                                       Very truly yours,


                                       /s/ Murray Gross